UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Kohlberg Capital Corporation

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KOHLBERG CAPITAL CORPORATION
295 Madison Avenue, 6th Floor
New York, New York 10017

April 21, 2011

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of Kohlberg Capital Corporation to be held on Thursday, June 16, 2011 at 9:00 a.m., Eastern Time, at the offices of Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017.

Details regarding the business to be conducted at the special meeting are more fully described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented at the special meeting. If you are unable to attend the special meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. Your vote is important.

Sincerely yours,

Dayl W. Pearson
President and Chief Executive Officer

Kohlberg Capital Corporation
Special Meeting of Shareholders
New York, New York

Thursday, June 16, 2011
Meeting begins at 9:00 a.m. • Doors open at 8:30 a.m.
Offices of Kohlberg Capital Corporation
295 Madison Avenue, 6th Floor
New York, New York 10017

Principal executive offices of Kohlberg Capital Corporation:
295 Madison Avenue, 6th Floor, New York, New York 10017
(212) 455-8300

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Kohlberg Capital Corporation:

Notice is hereby given that a Special Meeting of Shareholders of Kohlberg Capital Corporation (“we,” “Kohlberg Capital” or the “Company”) will be held at the offices of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017 on Thursday, June 16, 2011 at 9:00 a.m., local time, for the following purposes, which are more completely set forth in the accompanying proxy statement:

1.	To approve a proposal to authorize the Company, with approval of its Board of Directors, to sell shares of its common stock, par value $0.01 per share, or warrants, options or rights to acquire such common stock at a price below the then current net asset value per share of such common stock, subject to certain limitations described in the proxy statement; and
2.	To transact such other business as may properly come before the special meeting.

It is expected that the Notice of Special Meeting, this proxy statement and the form of proxy card will first be mailed to stockholders on or about April 25, 2011. On or about April 25, 2011, the Company will also begin mailing a Notice of Internet Availability of Kohlberg Capital’s Proxy Materials to shareholders informing them that this proxy statement and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

Shareholders of record at the close of business on April 20, 2011 are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting To Be Held on June 16, 2011: The proxy statement is available at www.kohlbergcap.com.

By order of the Board of Directors,

Michael I. Wirth
Secretary

April 21, 2011

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the proxy statement and the enclosed proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed proxy, or to vote electronically through the Internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured at the special meeting. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. Voting your shares by the enclosed proxy, or electronically, does not affect your right to vote in person in the event you attend the special meeting. You are cordially invited to attend the special meeting, and Kohlberg Capital requests that you indicate your plans in this respect in the space provided on the enclosed form of proxy or as prompted if you vote electronically.

Kohlberg Capital Corporation
Notice of Special Meeting of Shareholders,
Proxy Statement and Other Information

Contents

Page
Introduction	1

Voting Securities	2

Proposal to Authorize the Company, with Approval of Its Board of Directors, To Sell Shares of Its Common Stock or Warrants, Options or Rights To Acquire Its Common Stock at a Price below the Then Current Net Asset Value per Share of Such Common Stock, Subject to Certain Limitations Described in this Proxy Statement	3

Control Persons and Principal Shareholders	9

Other Matters	11

KOHLBERG CAPITAL CORPORATION
295 Madison Avenue, 6th Floor
New York, New York 10017
(212) 455-8300

PROXY STATEMENT

INTRODUCTION

The enclosed proxy, for use at a Special Meeting of Shareholders (the “Special Meeting”) to be held at the offices of Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017 on Thursday, June 16, 2011 and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board”) of the Company. As used in this proxy statement, the terms “we,” “us,” “our,” “Company” or “Kohlberg Capital” refer to Kohlberg Capital Corporation.

A shareholder may also choose to vote electronically by accessing the Internet site stated on the form of proxy or by using the toll-free telephone number stated on the form of proxy. The proxy may be revoked by the shareholder by giving notice of revocation to Kohlberg Capital in writing, by accessing the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy, or in person at the Special Meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy, by submitting a later-dated electronic vote through the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or in person at the Special Meeting. All properly executed proxies received by the Board and all properly authenticated electronic votes recorded through the Internet or by telephone will be voted as directed by the shareholder. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the authorization of the Company, with approval of the Board, to sell shares of its common stock, par value $0.01 per share (“Common Stock”), or warrants, options or rights to acquire its Common Stock at a price below the Company’s then current net asset value per share of such Common Stock, subject to certain limitations described in this proxy statement (the “Proposal”).

Because no routine discretionary matters for which broker non-votes may be submitted will be considered at the Special Meeting, broker non-votes, if any, will be treated as not present at the Special Meeting and, thus, not entitled to vote with respect to the Proposal.

Kohlberg Capital will bear the expense of the solicitation of proxies for the Special Meeting. Solicitation of proxies may be made by mail, personal interview or telephone by officers, directors and other employees of the Company and by employees of the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), and employees of Broadridge Financial Solutions, Inc. (“Broadridge”). The Company will reimburse AST, Broadridge and the Company’s banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders. In addition, the Company has retained Phoenix Advisory Partners LLC, a professional proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee estimated to be $8,000, plus reimbursement of out-of-pocket expenses.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

It is expected that this proxy statement and the accompanying Notice of Special Meeting of Shareholders and proxy card will first be mailed to shareholders on or about April 25, 2011.

On or about April 25, 2011, the Company will also begin mailing a Notice of Internet Availability of Kohlberg Capital’s Proxy Materials to shareholders informing them that this proxy statement and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting was the close of business on April 20, 2011 (the “Record Date”). On the Record Date, there were 22,806,567 shares of Common Stock, the Company’s only voting securities, outstanding. Each share of Common Stock is entitled to one vote. Under the Company’s bylaws, the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business at the Special Meeting. Shares of Common Stock represented in person or by proxy, including shares which abstain, will be counted for purposes of determining whether a quorum is present. As broker non-votes will be treated as not present at the Special Meeting and, thus, as not entitled to vote with respect to the Proposal, broker non-votes (if any) will not be counted for quorum purposes.

Vote Required

The affirmative vote of:

(i)	the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting; and
(ii)	the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting that are not held by “affiliated persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company is required to approve the Proposal.

For purposes of the Proposal, the 1940 Act defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of the Company, whichever is less.

Abstentions will be considered present at the Special Meeting and will have the effect of a vote against the Proposal. Broker non-votes (if any) will be treated as not present at the Special Meeting and, as a result, will have no effect on the Company’s ability to obtain the approval of 67% or more of the voting securities present at the Special Meeting but would have the same effect as a vote against the Proposal if the Company did not obtain the approval of 67% or more of the voting securities present and instead were seeking to obtain the affirmative vote of 50% of the outstanding voting securities of the Company. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of the Proposal. If the Proposal is not approved, the Board will consider alternatives available at that time.

Additional Solicitation

If there are not enough votes to approve the Proposal at the Special Meeting, the shareholders who are represented may adjourn the Special Meeting to permit the further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares that are represented at the Special Meeting in person or by proxy, whether or not a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against the Proposal, to permit the further solicitation of proxies. Abstentions and broker non-votes, if any, will not have any effect on the result of the vote for adjournment.

PROPOSAL TO AUTHORIZE THE COMPANY, WITH APPROVAL OF ITS BOARD OF DIRECTORS, TO SELL SHARES OF ITS COMMON STOCK OR WARRANTS, OPTIONS OR RIGHTS TO ACQUIRE COMMON STOCK AT A PRICE BELOW THE THEN CURRENT NET ASSET VALUE PER SHARE OF SUCH COMMON STOCK, SUBJECT TO CERTAIN LIMITATIONS DESCRIBED IN THIS PROXY STATEMENT

The Company is an internally managed, non-diversified closed-end investment company that has elected to be regulated as a business development company (a “BDC”) under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its Common Stock or warrants, options or rights to acquire its Common Stock at a price below the then current net asset value per share of such Common Stock, subject to certain exceptions. One of these exceptions permits the sale of Common Stock or warrants, options or rights to acquire Common Stock at a prime below the then current net asset value per share of such Common Stock if the sale is approved by holders of a majority of the Company’s outstanding voting securities and by the holders of a majority of the Company’s outstanding voting securities who are not “affiliated persons” (as defined in the 1940 Act) of the Company within one year immediately prior to any such sale.

Pursuant to the Proposal, the Company is seeking the approval of its shareholders so that it may, in one or more public or private offerings of its Common Stock, sell or otherwise issue shares of its Common Stock or warrants, options or rights to acquire its Common Stock at a price below the then current net asset value per share of such Common Stock, subject to certain conditions discussed below. Such a sale may be to third parties, current shareholders or affiliates of the Company. If approved, the authorization would be effective for a period expiring on the one-year anniversary of the date of the shareholder approval (although warrants, options and rights issued pursuant to this authority may be exercised after the end of the one-year period). There is no limitation on the number of shares of Common Stock the Company may issue pursuant to this Proposal. If any warrants, options or rights to acquire the Company’s Common Stock are issued, the terms of such securities, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters, will be determined by the Board.

Reasons to Offer Common Stock or Warrants, Options or Rights to Acquire Common Stock at a Price Below Net Asset Value

Beginning in 2007, the U.S. capital markets entered into a period of disruption as evidenced by a lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. These factors accelerated during the last half of 2008, and the number of investors selling assets because they had to repay debt or meet equity redemption requirements or other obligations increased significantly during the last half of 2008 and first half of 2009. This created forced selling that negatively impacted valuations of debt securities in most markets. This has led to significant stock price volatility for capital providers such as the Company and has made access to capital more challenging. However, the change in market conditions also has had beneficial effects for capital providers, including, in certain cases, more reasonable pricing of risk and more appropriate contractual terms. Accordingly, for firms that continue to have access to capital, the current environment may provide attractive investment opportunities. The Company’s ability to take advantage of these opportunities is dependent upon its access to equity capital.

As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of Common Stock. RICs generally must distribute substantially all of their earnings to shareholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, BDCs must maintain a debt to equity ratio of less than 1:1, which requires the Company to finance its investments with at least as much equity as debt in the aggregate. The Company maintains sources of liquidity through a portfolio of liquid assets and other means, but generally attempts to remain close to fully invested and does not hold substantial cash for the purpose of making new investments. In addition, on January 31, 2011 the Company repaid in full the outstanding balance under its secured revolving credit facility and is currently operating fully unlevered. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company will need access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

The following table sets forth the range of high and low closing prices of our Common Stock as reported on The Nasdaq Global Select Market since our initial public offering and the closing sales price as a percentage of net asset value. On April 20, 2011, the last reported closing sale price of our Common Stock was $7.12 per share.

The stock quotations are inter-dealer quotations and do not include markups, markdowns or commissions and as such do not necessarily represent actual transactions.

		Price Range		Premium/Discount of High Sales Price to NAV	Premium/Discount of Low Sales Price to NAV
	NAV(1)	High	Low
2006
Fourth Quarter (December 11, 2006 through December 31, 2006)	$14.29	$17.45	$15.79	122.1%	110.5%
2007
First quarter (January 1, 2007 through March 31, 2007)	$14.78	$18.00	$15.05	121.8%	101.8%
Second quarter (April 1, 2007 through June 30, 2007)	$15.39	$19.68	$15.75	127.9%	102.3%
Third quarter (July 1, 2007 through September 30, 2007)	$14.77	$19.10	$13.65	129.3%	92.4%
Fourth quarter (October 1, 2007 through December 31, 2007)	$14.38	$15.49	$10.00	107.7%	69.5%
2008
First quarter (January 1, 2008 through March 31, 2008)	$13.98	$12.99	$9.56	92.9%	68.4%
Second quarter (April 1, 2008 through June 30, 2008)	$12.99	$13.35	$9.41	102.8%	72.4%
Third quarter (July 1, 2008 through September 30, 2008)	$12.65	$11.01	$8.07	87.0%	63.8%
Fourth quarter (October 1, 2008 through December 31, 2008)	$9.03	$8.41	$3.14	93.1%	34.8%
2009
First quarter (January 1, 2009 through March 31, 2009)	$9.41	$4.30	$1.26	45.7%	13.4%
Second quarter (April 1, 2009 through June 30, 2009)	$9.73	$6.32	$3.14	65.0%	32.3%
Third quarter (July 1, 2009 through September 30, 2009)	$9.93	$6.71	$4.42	67.6%	44.5%
Fourth quarter (October 1, 2009 through December 31, 2009)	$9.56	$5.99	$4.56	62.7%	47.7%
2010
First quarter (January 1, 2010 through March 31, 2010)	$9.62	$5.71	$3.79	59.4%	39.4%
Second quarter (April 1, 2010 through June 30, 2010)	$9.20	$5.88	$4.43	63.9%	48.2%
Third quarter (July 1, 2010 through September 30, 2010)	$8.84	$6.69	$4.55	75.7%	51.5%
Fourth quarter (October 1, 2010 through December 31, 2010)	$8.21	$7.10	$6.34	86.5%	77.2%
2011
First quarter (January 1, 2011 through March 31, 2011)	$(2)	$8.58	$6.82	(2)%	(2)%
Second quarter (April 1, 2011 through April 20, 2011)	$(2)	$8.04	$7.12	(2)%	(2)%

(1)	Net asset value per share is generally determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset value shown is based on outstanding shares at the end of the applicable period.
(2)	Net asset value has not yet been calculated for this period. We generally determine the net asset value per share of our Common Stock on a quarterly basis.

Although the Company has in the past experienced a share price above the net asset value, there can be no assurance that this will occur, and, in fact, in recent periods the Company’s share price has been well below net asset value. The credit market dislocation and the recession impacting the U.S. and global economy has led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, the Company’s Common Stock may periodically trade at a smaller premium or below its net asset value, which is not uncommon for BDCs like the Company. The Company’s Common Stock at various times has traded below the net asset value. However, we believe that we may continue to have favorable opportunities to invest, including opportunities that, all else being equal, may increase net asset value over the longer-term, even if financed with the issuance of Common Stock or warrants, options or rights to acquire the Company’s Common Stock at below net asset value. Shareholder approval of the Proposal will provide the Company with greater flexibility to invest in such opportunities.

The Board believes that having the flexibility to issue its Common Stock or warrants, options or rights to acquire the Company’s Common Stock at below net asset value in certain instances is in the best interests of shareholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay steady or increasing dividends to shareholders could be adversely affected. It could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell, and such sales could occur at disadvantageous times.

Example of Dilutive Effect of the Issuance of Shares Below Net Asset Value

Before voting on the Proposal or giving proxies with regard to this matter, shareholders should consider the potentially dilutive effect on the net asset value of the issuance of shares of our Common Stock at a price less than net asset value. Any sale of Common Stock at a price below net asset value would result in an immediate dilution to existing shareholders on a per share basis. This dilution would include reduction in the net asset value as a result of the issuance of shares at a price below the net asset value and a decrease in a shareholder’s per share interest in the earnings and assets of the Company and per share voting interest in the Company. The Board has considered the potential dilutive effect of the issuance of shares at a price below the net asset value and will consider again such dilutive effect when considering whether to authorize any specific issuance of shares of Common Stock below net asset value.

The 1940 Act establishes a connection between market price and net asset value because, when stock is sold at a market price below net asset value, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Shareholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of Common Stock proposed to be authorized for issuance, and thus any future issuance of Common Stock at a price below net asset value would dilute a shareholder’s holdings of Common Stock as a percentage of shares outstanding to the extent the shareholder does not purchase sufficient shares in the offering or otherwise to maintain the shareholder’s percentage interest. Further, if the shareholder does not purchase, or is unable to purchase, any shares to maintain the shareholder’s percentage interest, regardless of whether such offering is at a price above or below the then current net asset value, the shareholder’s voting power will be diluted.

The precise extent of any such dilution cannot be estimated before the terms of a Common Stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that we receive from such offering. The Board would expect that the net proceeds to us will be equal to the price that investors pay per share, less the amount of any underwriting discounts and commissions and expenses of the offering.

As previously discussed, the Board evaluated a full range of offering sizes. The following example indicates how an offering would immediately affect the net asset value of our Common Stock based on the assumptions set forth below. It does not include any effects or influence on market share price due to changes in investment performance over time, dividend policy, increased trading volume or other qualitative aspects of the shares our Common Stock.

Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value

The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating shareholder in three different hypothetical common stock offerings of different sizes and levels of discount from net asset value per share, although it is not possible to predict the actual level of market price decline below net asset value per share that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value and net asset value per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating shareholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount to net asset value); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount to net asset value); and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount to net asset value).

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%
Dilution to Shareholder
Shares Held by Shareholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage Held by Shareholder A	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%
Total Asset Values
Total NAV Held by Shareholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%
Total Investment by Shareholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Shareholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—
Per Share Amounts
NAV per Share Held by Shareholder A	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Shareholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Shareholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage Dilution to Shareholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%

Net asset value is only one determinant of market value. We expect the market price of shares of Common Stock will incorporate a discount or premium factor based on the market assessment of a number of factors, including future earnings and the likelihood of those earnings supporting growth in our dividend yield.

Notwithstanding the dilutive effect of any equity financing on our net asset value, the Board has considered our need to obtain additional capital for investment and other factors discussed in this proxy statement. With more capital to invest, the Board believes that we would be able to make investments with more significant earnings and growth potential. The Board further believes that over time the value of the incremental assets available for investment, taken together with the other factors previously discussed, may be reflected positively in the market price of our shares and that such increases may exceed the initial dilutive effects that we are likely to experience in our net asset value due to offerings of shares of our Common Stock in accordance with the Proposal. In our view, the secondary market price of our Common Stock serves as an important indicator of the true economic impact on shareholders of any equity offering.

Conditions to Sales Below Net Asset Value

If shareholders approve the Proposal, the Company will only sell shares of its Common Stock or warrants, options or rights to acquire its Common Stock at a price below the then current net asset value per share of such Common Stock if the following conditions are met:

•	a “required majority” of the Company’s directors have determined that any such sale would be in the best interest of the Company and its shareholders; and
•	a “required majority” of the Company’s directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount.

A “required majority” of directors means both a majority of the Company’s directors who have no “financial interest” in the transaction and a majority of the Directors who are not “interested persons” of the Company within the meaning of Section 2(a)(19) of the 1940 Act (the “Independent Directors”). For these purposes, Directors will not be deemed to have a financial interest solely by their ownership of Company stock.

The Board may determine to issue shares of the Company’s Common Stock below net asset value of such Common Stock in a registered public offering or in a private placement either with or without an obligation to seek to register the resale thereof at the request of the holders. The Board may also determine to use an underwriter or placement agent to assist in selling such shares of Common Stock if it concludes that doing so would assist in marketing such securities on favorable terms.

Even if the Proposal is approved, the Company will not be required to sell any Common Stock or warrants, options or rights to acquire its Common Stock.

Key Shareholder Considerations

Before voting on the Proposal or giving proxies with regard to this matter, shareholders should consider the potentially dilutive effect of the issuance of shares of the Company’s Common Stock or warrants, options or rights to acquire its Common Stock at a price below the then current net asset value per share of such Common Stock. Any sale of Common Stock or warrants, options or rights to acquire Common Stock at a price below the then current net asset value per share of such Common Stock would result in an immediate dilution to existing common shareholders. This dilution would include reduction in the net asset value per share as a result of the issuance of shares at a price below the net asset value per share and a proportionately greater decrease in a shareholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. The Board will consider the potential dilutive effect when considering whether to authorize any such issuance.

Shareholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the Common Stock or warrants, options or rights to acquire Common Stock proposed to be authorized for issuance, and thus any future issuance of Common Stock or warrants, options or rights to acquire Common Stock may dilute such shareholders’ holdings of Common Stock as a percentage of shares outstanding to the extent shareholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current shareholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted.

If the Proposal is approved by the shareholders, the Company will be permitted, but not required or otherwise obligated, to sell shares of its Common Stock or warrants, options or rights to acquire its Common Stock at a price below the then current net asset value per share of such Common Stock until the one-year anniversary of the date of the shareholder approval. If the Proposal is not approved, the Company may be unable to raise capital when it would be beneficial and desirable, or may be limited in the manner in which it raises capital (for example, by being required to utilize a rights offering).

The affirmative vote of:

(i)	the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting; and
(ii)	the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting that are not held by “affiliated persons” (as defined in the 1940 Act) of the Company is required to approve the Proposal.

For purposes of the Proposal, the 1940 Act defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of the Company, whichever is less.

Abstentions will be considered present at the Special Meeting and will have the effect of a vote against the Proposal. Broker non-votes (if any) will be treated as not present at the Special Meeting and, as a result, will have no effect on the Company’s ability to obtain the approval of 67% or more of the voting securities present at the Special Meeting but would have the same effect as a vote against the Proposal if the Company did not obtain the approval of 67% or more of the voting securities present and instead were seeking to obtain the affirmative vote of 50% of the outstanding voting securities of the Company. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of the Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY, SUBJECT TO CERTAIN LIMITATIONS DESCRIBED IN THIS PROXY STATEMENT, TO SELL SHARES OF ITS COMMON STOCK DURING THE NEXT YEAR AT A PRICE BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE OF SUCH COMMON STOCK.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

No person is deemed to control us, as such term is defined in the 1940 Act.

The following table sets forth, as of March 31, 2011, information with respect to the beneficial ownership of our Common Stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our Common Stock;
•	each of our directors and each named executive officer; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 22,806,567 shares of Common Stock outstanding as of March 31, 2011.

Unless otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder, except to the extent authority is shared by spouses under applicable law, and maintains an address of c/o Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017.

Name and Address	Number of Shares	Percentage of Class	Dollar Range of Equity Securities(1)
Principal Shareholders:
Franklin Resources, Inc.(2) One Franklin Parkway, San Mateo, California 94403-1906	1,156,016	5.1%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street, Baltimore, Maryland 21202	1,318,918	5.8%
Zazove Associates, LLC(4) 1001 Tahoe Blvd., Incline Village, Nevada 89451	4,148,392	15.4%
James A. Kohlberg(5) c/o Kohlberg & Co., L.L.C. 258 High Street, Suite 100 Palo Alto, California 94301	2,080,427	9.1%
Directors and Executive Officers:
Independent Directors
C. Michael Jacobi(6)	26,667	*	>$100,000
Albert G. Pastino(6)	16,067	*	>$100,000
C. Turney Stevens(6)	14,000	*	$50,001 – $100,000
Gary Cademartori(6)	15,194	*	>$100,000
Non-Independent Directors(7)
Christopher Lacovara(8)	577,134	2.5%	>$100,000
Dayl W. Pearson(9)	100,400	*	>$100,000
Samuel P. Frieder(8)	493,134	2.2%	>$100,000
Executive Officers
E.A. Kratzman(9)(10)	289,888	1.3%	>$100,000
Michael I. Wirth(9)(11)	64,256	*	>$100,000
R. Jon Corless(9)	42,154	*	>$100,000
Daniel P. Gilligan(9)	9,052	*	$50,001 – $100,000
Directors and Executive Officers as a Group (11 persons)	1,647,946	7.2%	>$100,000

*	Less than 1%.
(1)	Based on the closing price of the Company’s Common Stock on March 31, 2011 ($8.26).
(2)	The information regarding Franklin Resources, Inc. is based solely on information included in Amendment No. 3 to Schedule 13G filed by Franklin Resources, Inc. with the SEC on February 4, 2011. Franklin Resources, Inc. reported that each of Charles B. Johnson and Rupert H. Johnson, Jr. owns in excess of 10% of its outstanding common stock and that Franklin Advisory Services, LLC and Franklin Templeton Portfolio Advisors, Inc. have the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of, 744,567 and 411,449 shares of our Common Stock, respectively.
(3)	The information regarding T. Rowe Price Associates, Inc. is based solely on information included in Amendment No. 4 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 10, 2011. T. Rowe Price Associates, Inc. indicated that it has sole dispositive power as to 1,318,918 shares of our Common Stock and has sole voting power as to 668,951 of those shares.
(4)	The information regarding Zazove Associates, LLC is based solely on information included in Schedule 13G filed by Zazove Associates, LLC with the SEC on April 7, 2011. Zazove Associates, LLC indicated that it has the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of, 4,148,392 shares of our common stock issuable upon conversion of our 8.75% convertible notes due May 15, 2016.
(5)	Includes 1,258,000 shares of Common Stock held by the KKAT Entities as follows: 300,000 shares of Common Stock held by KKAT Acquisition Company III, LLC, 210,000 shares of Common Stock held by KKAT Acquisition Company IV, LLC, 221,333 shares of Common Stock held by KKAT Acquisition Company V, LLC, 300,000 shares of Common Stock held by KKAT Acquisition Company VII, LLC and 226,667 shares of Common Stock held by KKAT Acquisition Company VIII, LLC, as to which Mr. Kohlberg has both voting and dispositive power. Mr. Kohlberg disclaims beneficial ownership of the shares held by KKAT Acquisition Company III, LLC, KKAT Acquisition Company IV, LLC, KKAT Acquisition Company V, LLC, KKAT Acquisition Company VII, LLC and KKAT Acquisition Company VIII, LLC (collectively, the “KKAT Entities”), except to the extent of his pecuniary interest therein. Excludes shares of our Common Stock owned by KAT Associates, LLC. Mr. Kohlberg is a beneficiary under certain trusts that are members of KAT Associates, LLC and, as such, may have a pecuniary interest in a portion of such shares.
(6)	Includes 12,500 shares of Common Stock issuable pursuant to options granted under the 2008 Non-Employee Director Plan that are currently exercisable or exercisable within 60 days of March 31, 2011 to each of Messrs. Jacobi, Pastino, Stevens and Cademartori.
(7)	Messrs. Lacovara, Pearson and Frieder are not Independent Directors because they are officers of the Company.
(8)	Excludes shares of Common Stock held by the KKAT Entities. Messrs. Lacovara and Frieder are members of the KKAT Entities and therefore may have a pecuniary interest in certain of the shares held by the KKAT Entities. Messrs. Lacovara and Frieder disclaim beneficial ownership of the shares held by the KKAT Entities except to the extent of their respective pecuniary interests therein.
(9)	Includes 58,437, 230,179, 26,708, 6,666 and 2,334 remaining unvested shares of restricted stock granted under the Amended and Restated 2006 Equity Incentive Plan to Messrs. Pearson, Kratzman, Wirth, Corless and Gilligan, respectively. The remaining unvested shares of restricted stock granted to Mr. Pearson will vest, with respect to 41,771 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date, and, with respect to 16,666 shares, on the third anniversary of such grant date. The remaining unvested shares of restricted stock granted to Mr. Kratzman will vest, with respect to 41,771 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date; with respect to 84,889 shares, in two equal installments on each of the third and fourth anniversaries of August 5, 2009, the grant date; and with respect to 103,519 shares, in two equal installments on each of the third and fourth anniversaries of July 22, 2010, the grant date. The remaining unvested shares of restricted stock granted to Mr. Wirth will vest, with respect to 16,708 shares, in two equal installments on each of the third and fourth anniversaries of July 1, 2008, the grant date, and, with respect to 10,000 shares, on the third anniversary of such grant date. The remaining unvested shares of restricted stock granted to Messrs. Corless and Gilligan will vest on the third anniversary of July 1, 2008, the grant date.

(10)	Includes 2,000 shares of Common Stock held by Mr. Kratzman’s children who are minors and share the same household with Mr. Kratzman. Also includes 2,709 shares of Common Stock held by the E.A. Kratzman Marital Trust, of which Mr. Kratzman is trustee and a beneficiary.
(11)	Includes 441 shares of Common Stock held by Mr. Wirth, as custodian for his son and daughter under the Uniform Gifts to Minors Act, and 1,593 shares of Common Stock held by Mr. Wirth’s wife, for which Mr. Wirth disclaims beneficial ownership.

OTHER MATTERS

Attending the Special Meeting

The Special Meeting will take place at the offices of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017.

Shareholder Proposals

A shareholder wishing to submit a proposal for inclusion in the proxy statement for a special meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, should send such written proposal to the Corporate Secretary of the Company within a reasonable time before the solicitation of proxies for such meeting. There is no guarantee that any proposal submitted by a shareholder will be included in the proxy statement.

Communications to the Board

Shareholders may communicate with the Board or one or more directors by sending a letter addressed to the Board or to any one or more directors, c/o Corporate Secretary, Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017, in an envelope clearly marked “Shareholder Communication.” The Corporate Secretary’s office will forward such correspondence unopened to one or more members of the Board, unless the envelope specifies that it should be delivered to a specific director.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Kohlberg Capital Corporation, Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or calling Investor Relations at (212) 455-8300.

Annual Report

The Company will furnish, without charge, a copy of its 2010 annual report, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, to a shareholder upon request directed to Kohlberg Capital Corporation, 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Michael I. Wirth, Secretary or by telephone by calling collect at (212) 455-8300. The Annual Report with exhibits is also available at no cost through the SEC’s EDGAR database available at www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting To Be Held on June 16, 2011: The proxy statement is available at www.kohlbergcap.com.

General Information

Management knows of no other business which may be properly brought before the Special Meeting. However, if any other matters shall properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. Shareholders may contact the Company by mail to Kohlberg Capital Corporation, Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or by calling Investor Relations at (212) 455-8300 for directions to attend the Special Meeting and vote in person.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the proxy in the enclosed stamped, self-addressed envelope or to vote electronically or by telephone by using the toll-free telephone number stated on the form of proxy and as further described on page 1 of this proxy statement.

By order of the Board.

Michael I. Wirth
Secretary

KOHLBERG CAPITAL CORPORATION
ATTN: DENISE RODRIGUEZ
295 ADISON AVENUE, 6TH FLOOR
NEW YORK, NY 10017

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

0000000000 02

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion,the proxies are authorized to vote upon such other business as may properly come before the special meeting.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000100394_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

KOHLBERG CAPITAL CORPORATION

Special Meeting of Shareholders

June 16, 2011 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Dayl W. Pearson and Michael I. Wirth, and each of them, as the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2011 Special Meeting of Shareholders of Kohlberg Capital Corporation to be held at the offices of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017 on Thursday, June 16, 2011 and at any adjournments thereof on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote these shares unless you either sign and return this card or vote electronically.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the proposal to authorize the Company, with approval of its Board of Directors, to sell shares of its common stock, par value $0.01 per share, at a price below the then current net asset value per share of such common stock, subject to certain limitations described in the proxy statement.

0000100394_2 R1.0.0.11699

Continued and to be signed on reverse side